SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-SEQUA CORPORATION A

          THE GABELLI PERFORMANCE PARTNERSHIP
                                 1/29/97            3,000            37.2500

          GABELLLI INTERNATIONAL ADVISORY SERVICES LIMITED
                                1/21/97              500            38.0750
                                1/03/97              500            38.6750
          GABELLI FUNDS, INC.
               THE GABELLI SMALL CAP GROWTH FUND
                                12/20/96            3,500            40.4607
               THE GABELLI EQUITY TRUST,INC.
                                12/24/96            2,500            39.9300
               THE GABELLI CAPITAL ASSET FUND
                                 1/30/97            7,500            39.1150
          GAMCO INVESTORS, INC.
                                 1/30/97            5,000            37.5717
                                 1/07/97            5,000-           39.3854
                                 1/07/97            5,000            39.3640
                                 1/06/97            5,000            39.3854
                                 1/31/97            9,400            39.6848
                                 1/30/97            6,500            37.5717
                                 1/29/97            3,000            37.5958
                                 1/28/97            2,000            36.5000
                                 1/20/97            1,900            38.5000
                                 1/17/97              500            38.3750
                                 1/16/97              100            38.3750
                                 1/15/97            1,500            38.3750
                                 1/14/97                               *DI
                                 1/14/97            4,900            39.0510
                                 1/13/97            2,000            38.9375
                                 1/13/97              100            38.5000
                                 1/10/97              500-           38.3750
                                 1/09/97            1,500            38.7500
                                 1/08/97            1,000            38.7500
                                 1/07/97            1,000            39.3640
                                 1/07/97            1,000-           39.3854
                                 1/06/97            1,000            39.3854
                                12/19/96            1,500-           39.7500
                                12/16/96           10,000-             *DO
         GABELLI & COMPANY
                                 1/13/97              200            38.7500
                                 1/13/97              200-           39.7500




          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.
                                      32
                                             SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

          PREFERRED CONVERTIBLE STOCK-SEQUA CORP CV PFD

          GAMCO INVESTORS, INC.
                                 1/27/97            2,000-             *DO
                                 1/23/97            1,000-           67.5000
                                 1/21/97              300            68.2500
                                 1/16/97              100            68.2500
                                 1/14/97            1,000-           68.0000
                                 1/13/97              100            67.5000
                                 1/06/97              200-           69.1377
                                12/23/96              200-             *DO
                                12/20/96              700-             *DO
                                12/19/96            1,000-           69.3750
                                12/11/96              500-           69.5000
































          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.

                                      33